Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CONSUMER PORTFOLIO SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Renewable Unsecured Subordinated Notes	457(o)	(1)	(2)	(1)		(3)
						$50,000,000	$0.0001102	$5,510	N/A	N/A	N/A	N/A
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities				—		$—			—	—	—	—

	Total Offering Amounts					$50,000,000	$0.0001102	$5,510
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$5,510

(1)	There are being registered hereunder an indeterminate number or amount, as the case may be, of debt securities as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $50,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $50,000,000, less the aggregate dollar amount of all debt securities previously issued hereunder.

(2)	The proposed maximum aggregate offering price per debt security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the debt securities registered hereunder and is not specified as to each debt security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all debt securities listed.